Exhibit 99.1

Quotient Technology Inc. Announces Fourth Quarter and Full Year 2021 Results

Fourth Quarter 2021

  Quarterly Revenue of $146.4M
  GAAP Net Loss of $7.1M
  Adjusted EBITDA of $12.1M

Full Year 2021

  Revenue of $521.5M
  GAAP Net Loss of $45.6M
  Adjusted EBITDA of $40.6M

SALT LAKE CITY--(BUSINESS WIRE)--February 9, 2022--Quotient Technology Inc. (NYSE: QUOT), the leading digital media and promotions technology company, today reported financial results for the fourth quarter and full year ended December 31, 2021. Quotient’s complete fourth quarter and full year 2021 financial results and management commentary can be found by accessing the Company’s stockholder letter under Key Resources on the overview page of the investor relations website.

“2021 was a year of progress for Quotient - both financially and operationally. Despite a global pandemic and numerous other challenges throughout the year, we ended strong with solid revenues and EBITDA in Q4,” said Steven Boal, CEO. “Over the past two years we have been on a transformational journey, and we believe the Quotient that emerges into 2022 is a stronger, more agile, more efficient, and better positioned company, ready to deliver sustainable and profitable growth in the future. While Q1 2022 will be challenging from an adjusted EBITDA perspective as we transition out of our relationship with Albertsons, we expect Q2 to see significant improvement in adjusted EBITDA driven by the continued shift to digital by advertisers, as well as new and exciting network partners. All of us at Quotient are laser focused on realizing these opportunities and we look forward to a strong year ahead.”

We expect our relationship with Albertsons Companies, Inc. (Albertsons) to wind down by the end of February. We have been focused on implementing cost cutting measures in advance of their transitioning off our platform and will continue to lower our operating expenses over the course of the year.

As discussed previously, due to changes in our business model, portions of our media and promotions business are moving from gross revenue recognition to net revenue recognition, excluding third-party cost of revenues. Our Q4’21 guidance assumed a reduction in our revenue guidance of $20 million based on our estimate of the impact of these changes. However, customer agreements took longer than expected to close, resulting in less of an impact than originally estimated. In Q4’21, our reported revenue includes a $4 million reduction to revenue from these business changes. There is no impact from these adjustments on gross margin dollars, adjusted EBITDA, operating cash flow or EPS. Given the impact these business changes will have on our reported revenue and our gross margin as a percentage of revenue, we believe the best way to look at our business going forward will be on a gross margin dollar basis.

Quotient continues to serve its 2,000+ brand partners in delivering performance-based marketing solutions designed to produce a high return on investment (ROI). The company’s focus remains on innovating to deliver further flexibility, automation and personalization to advertisers and retailers—through solutions such as its recently launched, industry-first Promotion Amplification tool—and on ultimately increasing value to shoppers.

Outlook

Our Q1 and FY’22 guidance reflects the loss of Albertsons in late February as well as an estimate of the impact to revenue from the transition of a portion of our promotions and media revenues to be recognized net of third-party costs.

For the first quarter of 2022 we expect:

  Revenue: $69 million to $79 million
  Non-GAAP Gross Margin: $28 million to $32 million
  Adjusted EBITDA: ($8) million to ($4) million
  Operating Cash Flow: ($3) million to $3 million

For the full year 2022 we expect:

  Revenue: $330 million to $345 million
  Non-GAAP Gross Margin: $180 million to $190 million
  Adjusted EBITDA: $35 million to $45 million
  Operating Cash Flow: $15 million to $25 million

Our current guidance includes an estimated $15 million impact in Q1’22 and $130 million impact in the full year 2022, respectively, related to the transition from gross to net revenue recognition. It is difficult to estimate the timing of operational changes such that actual gross to net revenue adjustments may differ from our current estimates. Such timing differences will have no impact on the guidance for non-GAAP gross margin, adjusted EBITDA, or operating cash flow.

Call Information

The Company has posted a stockholder letter and an earnings presentation on the Investor Relations section of the Company’s website at: http://investors.quotient.com/. Management will host a conference call and live webcast to discuss the highlights of the quarter and address questions today at 5:00 p.m. ET/ 2:00 p.m. PT.

To access the call, we encourage you to pre-register to eliminate long wait times using this link: Quotient Q4 2021 Earnings Pre Registration. After registering, a confirmation will be sent via email and will include dial-in details and a unique PIN code for entry to the call. Registration will be open through the live call. We suggest registering at least 15 minutes before the start of the call to receive your unique PIN code. You may also access the call and register with a live operator by dialing (844) 200-6205, 1 (833) 950-0062 for Canada, and +1 (929) 526-1599 for outside the U.S. You will be able to access the call by using code 087053. We suggest registering for call at least 15 minutes prior to the 2:00 p.m. PDT start time. The live webcast and all accompanying materials can be accessed on the Investor Relations section of the Company website at: http://investors.quotient.com/. A replay of the webcast will be available on the website following the conference call.

Use of Non-GAAP Financial Measures

Quotient reports its financial statements in accordance with generally accepted accounting principles in the United States (GAAP) and the rules of the Securities and Exchange Commission (SEC). To supplement its financial statements presented in accordance with GAAP, Quotient provides investors in this press release with non-GAAP Gross Margin, Adjusted EBITDA, Adjusted EBITDA margin and non-GAAP Operating Expenses, each a non-GAAP financial measure. Quotient believes that these non-GAAP measures provide investors with additional useful information used by Quotient’s management and Board of Directors for financial and operating decision making. In particular, Quotient believes that the exclusion of certain income and expenses in calculating these metrics can provide useful measures for period-to-period comparisons of its core business as well as a useful comparison to peer companies.

Quotient defines non-GAAP Gross Margin as revenue less cost of revenues adjusted for stock-based compensation, amortization of acquired intangible assets, loss contingency/settlement related to a contract dispute, impairment of certain intangible assets, and restructuring charges.

Quotient defines Adjusted EBITDA as net income (loss) adjusted for interest expense, provision for (benefit from) income taxes, other (income) expense, net, depreciation and amortization, stock-based compensation, change in fair value of contingent consideration, impairment of certain intangible assets, certain acquisition-related costs, loss contingency/settlement related to a contract dispute, and restructuring charges. In addition, Quotient defines Adjusted EBITDA margin as the ratio of Adjusted EBITDA and revenues; and non-GAAP operating expenses as operating expenses adjusted for changes in fair value of contingent consideration, stock-based compensation, amortization of acquired intangible assets, restructuring charges and acquisition related costs.

Quotient excludes certain GAAP items from these measures because it believes these items are not indicative of ordinary results of operations and do not reflect expected future operating expenses. Additionally, certain items are inconsistent in size and frequency—making it difficult to contribute to a meaningful evaluation of Quotient's current or past operating performance.

There are a number of limitations related to the use of these non-GAAP financial measures. Quotient compensates for these limitations by providing specific information regarding the GAAP amount excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant GAAP financial measures.

These non-GAAP financial measures are not intended to be considered in isolation from, as substitute for, or as superior to the corresponding financial measure prepared in accordance with GAAP. Because of these and other limitations, the non-GAAP financial measures used in this press release should be considered along with other GAAP-based financial performance measures, including various cash flow metrics, net income (loss) and Quotient’s other GAAP financial results.

For a reconciliation of these non-GAAP financial measures to the nearest comparable GAAP financial measures, see “Reconciliation of Net Loss to Adjusted EBITDA and Adjusted EBITDA Margin”, "Reconciliation of Gross Margin to Non-GAAP Gross Margin", "Reconciliation of Operating Expenses to Non-GAAP Operating Expenses" and “Reconciliation of Forecasted Gross Margin to Forecasted Non-GAAP Gross Margin” included in this press release.

A reconciliation of the Adjusted EBITDA guidance metrics, which are non-GAAP guidance measures, to a corresponding GAAP measure is not available on a forward-looking basis without unreasonable efforts due to the high variability and low visibility of certain (income) expense items that are excluded in calculating Adjusted EBITDA.

Forward-Looking Statements

This press release contains forward-looking statements concerning the Company’s current expectations and projections about future events and financial trends affecting its business. Forward-looking statements in this press release include the Company in 2022 being stronger, more agile, more efficient and better positioned than in previously; the Company’s ability to deliver sustainable growth in the future; challenges the Company faces in the first half of 2022 due to the Company’s transitioning out of a large retailer partnership; the Company experiencing significant growth in the second half of 2022 driven by the continued shift by advertisers from offline to digital solutions, and also driven by the launch of new partnerships; the timing of the Company’s wind down of the Albertsons partnership and the Company’s continuing to implement cost cutting measures in advance of completing the wind down; the Company’s intent to lower operating expenses over the course of the year ahead; the Company’s focus on innovating to deliver further flexibility, automation and personalization to advertisers and retailers—through solutions such as its recently-launched promotion amplification tool—and on ultimately increasing value to shoppers; and the future financial performance of Quotient; Forward-looking statements are based on the Company’s current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the Company’s strategies relating to the growth of its platforms and its business, including pricing strategies; the Company’s expectations regarding the shift to digital promotions and advertising from off-line channels, and the size of the addressable market for the solutions the Company offers; the Company’s ability to adapt to consumer packaged goods (CPGs) and retailer's changes in marketing goals, strategies and budgets and the timing of their spending on media and promotions solutions; the rate at which transitions in the Company’s business model will occur and the expected benefits to advertisers and retail partners; the Company’s ability to successfully and timely implement changes in its business model, including transitioning the pricing of promotions offerings from cost-per-acquisition to duration-based pricing and increasing the proportion of self-service and automated solutions on the Company’s platforms; the Company’s ability to maintain and grow the size of its targetable audience; the Company’s ability to expand the use of its media and promotions offerings by consumers; the Company’s ability to innovate its consumer solutions and experiences to retain and grow its consumer base; the Company’s ability to increase revenues from CPGs already on its platforms, as well as expand its CPG base of customers; the Company’s ability to increase the number of smaller CPG advertisers that use, or desire to use, the Company’s solutions; the Company’s ability to maintain and grow retailers in its network, increase the number of marketing distribution partners in its network, and expand its network with new verticals; the Company’s ability to expand the number, variety, quality, and relevance of promotions available on the Company’s platforms and through its network; the Company’s ability to grow its digital promotions business by increasing the reach of its promotions platforms, and the Company’s ability to successfully execute and expand its promotions solutions into areas such as national promotions and national rebates; and the Company’s ability to demonstrate the value of its platforms through trusted measurement metrics; the impacts of the ongoing COVID-19 pandemic, which may continue to impact the Company's business, plans and results of operations, as well as the value of the Company's common stock; and other factors identified in the Company’s filings with the SEC, including its Annual Report on Form 10-K filed with the SEC on February 23, 2021 and Quarterly Reports on Forms 10-Q filed with the SEC on May 10, 2021, August 6, 2021, and November 5, 2021 and future filings and reports by the Company. Quotient disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise and does not assume responsibility for the accuracy and completeness of the forward-looking statements.

About Quotient Technology Inc.

Quotient Technology (NYSE: QUOT) is the leading digital media and promotions technology company for advertisers, retailers and consumers. Quotient's omnichannel platform is powered by exclusive consumer spending data, location intelligence and purchase intent data to reach millions of shoppers daily and deliver measurable, incremental sales.

Quotient partners with leading advertisers and retailers, including Clorox, Procter & Gamble, General Mills, Unilever, CVS, Dollar General and Peapod Digital Labs, a company of Ahold Delhaize USA. Quotient is headquartered in Salt Lake City, Utah, and has offices across the US as well as in Bangalore, Paris, London and Tel Aviv. For more information visit www.quotient.com.

Quotient and the Quotient logo are trademarks or registered trademarks of Quotient Technology Inc. and its subsidiaries in the United States and other countries. Other marks are the property of their respective owners.

QUOTIENT TECHNOLOGY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2021	December 31, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$237,417	$222,752
Accounts receivable, net	177,216	137,649
Prepaid expenses and other current assets	19,312	18,547
Total current assets	433,945	378,948
Property and equipment, net	22,660	17,268
Operating lease right-of-use-assets	23,874	16,222
Intangible assets, net	13,003	44,898
Goodwill	128,427	128,427
Other assets	13,571	1,029
Total assets	$635,480	$586,792
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$18,021	$15,959
Accrued compensation and benefits	20,223	14,368
Other current liabilities	95,279	70,620
Deferred revenues	26,778	12,027
Contingent consideration related to acquisitions	22,275	8,524
Convertible senior notes, net	188,786	—
Total current liabilities	371,362	121,498
Operating lease liabilities	26,903	15,956
Other non-current liabilities	522	2,358
Contingent consideration related to acquisitions	—	20,930
Convertible senior notes, net	—	177,168
Deferred tax liabilities	1,991	1,853
Total liabilities	400,778	339,763

Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	731,672	698,333
Accumulated other comprehensive loss	(1,099)	(1,001)
Accumulated deficit	(495,872)	(450,304)
Total stockholders’ equity	234,702	247,029
Total liabilities and stockholders’ equity	$635,480	$586,792

QUOTIENT TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues	$146,414	$142,529	$521,494	$445,887
Cost of revenues (1)	91,992	92,469	332,672	277,914
Gross margin	54,422	50,060	188,822	167,973
Operating Expenses:
Sales and marketing (1)	27,030	31,124	112,263	104,527
Research and development (1)	10,400	11,358	44,941	40,316
General and administrative (1)	16,690	14,720	56,776	54,177
Change in fair value of contingent consideration	620	14,446	1,392	20,234
Total operating expenses	54,740	71,648	215,372	219,254
Loss from operations	(318)	(21,588)	(26,550)	(51,281)
Interest expense	(3,871)	(3,691)	(15,177)	(14,521)
Other income (expense), net	(80)	432	(210)	1,140
Loss before income taxes	(4,269)	(24,847)	(41,937)	(64,662)
Provision for income taxes	2,841	458	3,631	719
Net loss	$(7,110)	$(25,305)	$(45,568)	$(65,381)

Net loss per share, basic and diluted	$(0.08)	$(0.28)	$(0.49)	$(0.72)

Weighted-average shares used to compute net loss per share, basic and diluted	94,531	91,300	93,686	90,412

(1) The stock-based compensation expense included above was as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Cost of revenues	$556	$479	$1,905	$1,743
Sales and marketing	1,165	1,399	5,012	5,311
Research and development	851	1,108	3,876	3,831
General and administrative	3,166	4,364	12,019	17,486
Total stock-based compensation	$5,738	$7,350	$22,812	$28,371

QUOTIENT TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2021	2020
	(Unaudited)
Cash flows from operating activities:
Net loss	$(45,568)	$(65,381)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	29,464	36,352
Stock-based compensation	22,812	28,371
Amortization of debt discount and issuance cost	11,618	11,011
Impairment of intangible asset	9,086	—
Allowance for credit losses	568	888
Deferred income taxes	138	719
Change in fair value of contingent consideration	1,392	20,234
Other non-cash expenses	5,465	3,275
Changes in operating assets and liabilities:
Accounts receivable	(40,135)	(13,232)
Prepaid expenses and other assets	(14,326)	3,164
Accounts payable and other liabilities	27,576	15,554
Payments for contingent consideration and bonuses	(2,901)	(15,418)
Accrued compensation and benefits	6,070	(197)
Deferred revenues	14,751	1,125
Net cash provided by operating activities	26,010	26,465

Cash flows from investing activities:
Purchases of property and equipment	(14,720)	(8,351)
Purchases of intangible assets	—	(3,018)
Net cash used in investing activities	(14,720)	(11,369)

Cash flows from financing activities:
Proceeds from issuances of common stock under stock plans	16,219	5,002
Payments for taxes related to net share settlement of equity awards	(6,333)	(7,203)
Principal payments on promissory note and finance lease obligations	(456)	(391)
Payments for contingent consideration	(6,121)	(14,582)
Net cash provided by (used in) financing activities	3,309	(17,174)
Effect of exchange rates on cash and cash equivalents	66	66
Net increase (decrease) in cash and cash equivalents	14,665	(2,012)
Cash and cash equivalents at beginning of period	222,752	224,764
Cash and cash equivalents at end of period	$237,417	$222,752

QUOTIENT TECHNOLOGY INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(Unaudited, in thousands)

	Three Months Ended December 31,				Year Ended December 31,
	2021		2020		2021		2020
	$	%	$	%	$	%	$	%
Net Loss ($) / Loss Margin (%) (2)	$(7,110)	-5%	$(25,305)	-18%	$(45,568)	-9%	$(65,381)	-15%
Adjustments:
Stock-based compensation	5,738	4%	7,350	5%	22,812	4%	28,371	6%
Depreciation and amortization	5,039	3%	9,830	7%	29,464	6%	36,352	8%
Acquisition related costs and other (1)	1,055	1%	7,872	6%	13,508	3%	12,361	3%
Change in fair value of contingent consideration	620	—	14,446	10%	1,392	—	20,234	5%
Interest expense	3,871	3%	3,691	3%	15,177	3%	14,521	3%
Other income (expense), net	80	—	(432)	—	210	—	(1,140)	—
Provision for income taxes	2,841	2%	458	—	3,631	1%	719	—

Total adjustments	$19,243	13%	$43,215	31%	$86,193	17%	$111,418	25%

Adjusted EBITDA ($) / Adjusted EBITDA Margin (%) (2)	$12,134	8%	$17,910	13%	$40,626	8%	$46,037	10%
(1)

For the year ended December 31, 2021, Other includes a charge of $9.1 million related to the impairment of certain intangible assets due to the circumstances surrounding the termination of our partnership with Albertsons, and restructuring charges of $2.7 million. For the year ended December 31, 2020, Other includes a $8.8 million loss contingency/settlement related to a contract dispute with Albertsons associated with a guaranteed distribution fee arrangement and restructuring charges of $1.5 million. For the year ended December 31, 2019, Other includes restructuring charges of $4.3 million.

(2)	Profit (Loss) Margin and Adjusted EBITDA Margin is the ratio of Profit (Loss) to Revenues and Adjusted EBITDA to Revenues.

QUOTIENT TECHNOLOGY INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(Unaudited, in thousands)

	Q4 FY 20	Q1 FY 21	Q2 FY 21	Q3 FY 21	Q4 FY 21
Net loss	$(25,305)	$(13,414)	$(17,201)	$(7,843)	$(7,110)
Adjustments:
Stock-based compensation	7,350	5,844	6,540	4,690	5,738
Depreciation and amortization	9,830	9,431	7,707	7,287	5,039
Acquisition related costs and other (1)	7,872	482	3,251	8,720	1,055
Change in fair value of contingent consideration	14,446	285	242	245	620
Interest expense	3,691	3,730	3,767	3,809	3,871
Other (income) expense, net	(432)	228	(194)	96	80
Provision for income taxes	458	249	218	323	2,841

Total adjustments	$43,215	$20,249	$21,531	$25,170	$19,243

Adjusted EBITDA (1)	$17,910	$6,835	$4,330	$17,327	$12,134

Adjusted EBITDA Margin (2)	13%	6%	3%	13%	8%
(1)

Adjusted EBITDA, a non-GAAP financial measure, is net loss adjusted for stock-based compensation, depreciation and amortization, change in fair value of contingent consideration, interest expense, other (income) expense, net, provision for income taxes, and acquisition related costs and other, which includes: a settlement of $6.8 million related to a contract dispute during Q4 FY 20, charge of $2.6 million related to the impairment of a promotion service right and restructuring charges of $0.2 million during Q2 FY21; charge of $6.5 million related to the impairment of certain intangible assets and restructuring charges of $1.8 million during Q3 FY21; restructuring charges of $0.7 million during Q4 FY21.

(2)	Adjusted EBITDA margin is the ratio of Adjusted EBITDA and Revenues.

QUOTIENT TECHNOLOGY INC.
RECONCILIATION OF GROSS MARGIN TO NON-GAAP GROSS MARGIN
(Unaudited, in thousands)

	Q4 FY 20	Q3 FY 21	Q4 FY 21	FY 2020	FY 2021
Revenues	$142,529	$135,884	$146,414	$445,887	$521,494

Cost of revenues (GAAP)	$92,469	$86,535	$91,992	$277,914	$332,672
(less) Stock-based compensation	(479)	(525)	(556)	(1,743)	(1,905)
(less) Amortization of acquired intangible assets	(6,930)	(4,396)	(2,337)	(25,560)	(18,603)
(less) Loss contingency/settlement related to a contract dispute	(6,834)	—	—	(8,834)	—
(less) Impairment of certain intangible assets		(6,506)	—	—	(9,086)
(less) Restructuring charges	—	(5)	(158)	(82)	(163)
Cost of revenues (Non-GAAP)	$78,226	$75,103	$88,941	$241,695	$302,915

Gross margin (GAAP)	$50,060	$49,349	$54,422	$167,973	$188,822
Gross margin percentage (GAAP)	35.1%	36.3%	37.2%	37.7%	36.2%

Gross margin (Non-GAAP)*	$64,303	$60,781	$57,473	$204,192	$218,579
Gross margin percentage (Non-GAAP)	45.1%	44.7%	39.3%	45.8%	41.9%

* Non-GAAP gross margin excludes stock-based compensation, amortization of acquired intangible assets, loss contingency/settlement related to a contract dispute, impairment of certain intangible assets, and restructuring charges.

QUOTIENT TECHNOLOGY INC.
RECONCILIATION OF OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES
(Unaudited, in thousands)

	Q4 FY 20	Q1 FY 21	Q2 FY 21	Q3 FY 21	Q4 FY 21	FY 2020	FY 2021
Revenues	$142,529	$115,316	$123,880	$135,884	$146,414	$445,887	$521,494

Sales and marketing expenses	31,124	27,365	28,467	29,401	27,030	104,527	112,263
(less) Stock-based compensation	(1,399)	(1,255)	(1,181)	(1,411)	(1,165)	(5,311)	(5,012)
(less) Amortization of acquired intangible assets	(866)	(866)	(866)	(837)	(637)	(3,562)	(3,206)
(less) Restructuring charges	—	—	(217)	(903)	(328)	(526)	(1,448)
Non-GAAP Sales and marketing expenses	$28,859	$25,244	$26,203	$26,250	$24,900	$95,128	$102,597
Non-GAAP Sales and marketing percentage	20%	22%	21%	19%	17%	21%	20%

Research and development	11,358	12,056	11,411	11,074	10,400	40,316	44,941
(less) Stock-based compensation	(1,108)	(972)	(977)	(1,076)	(851)	(3,831)	(3,876)
(less) Restructuring charges	—	—	—	(463)	(106)	(283)	(569)
Non-GAAP Research and development expenses	$10,250	$11,084	$10,434	$9,535	$9,443	$36,202	$40,496
Non-GAAP Research and development percentage	7%	10%	8%	7%	6%	8%	8%

General and administrative expenses	14,720	12,833	15,009	12,244	16,690	54,177	56,776
(less) Stock-based compensation	(4,364)	(3,194)	(3,981)	(1,678)	(3,166)	(17,486)	(12,019)
(less) Restructuring charges	—	—	—	(463)	(83)	(591)	(546)
(less) Acquisition related costs	(1,039)	(482)	(453)	(380)	(381)	(2,045)	(1,696)
Non-GAAP General and administrative expenses	$9,317	$9,157	$10,575	$9,723	$13,060	$34,055	$42,515
Non-GAAP General and administrative percentage	7%	8%	9%	7%	9%	8%	8%

Non-GAAP Operating expenses*	$48,426	$45,485	$47,212	$45,508	$47,403	$165,385	$185,608
Non-GAAP Operating expense percentage	34%	39%	38%	33%	32%	37%	36%

* Non-GAAP operating expenses excludes changes in fair value of contingent consideration, stock-based compensation, amortization of acquired intangible assets, restructuring charges, and acquisition related costs.

QUOTIENT TECHNOLOGY INC.
RECONCILIATION OF GROSS MARGIN TO NON-GAAP GROSS MARGIN (FORECASTED)
(Unaudited, in thousands)

	Q1 FY 22 (Forecast)		FY22 (Forecast)
	Low	High	Low	High
Revenues	$69,000	$79,000	$330,000	$345,000

Cost of revenues (GAAP)	$44,000	$50,100	$160,300	$165,500
(less) Stock-based compensation	(400)	(500)	(1,800)	(2,000)
(less) Amortization of acquired intangible assets	(2,600)	(2,600)	(8,500)	(8,500)
Cost of revenues (Non-GAAP)	$41,000	$47,000	$150,000	$155,000

Gross margin (GAAP)	$25,000	$28,900	$169,700	$179,500

Gross margin (Non-GAAP)	$28,000	$32,000	$180,000	$190,000

Contacts

Investor Relations:
Marla Sims
Vice President of Investor Relations
msims@quotient.com